TIDAL ETF TRUST 485BPOS

Exhibit 99.(g)(i)(20)

TWENTIETH AMENDMENT

TO THE CUSTODY AGREEMENT

THIS TWENTIETH AMENDMENT effective as of the last date in the signature block, to the Custody Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update Exhibit B to add the Subversive Cannabis ETF and to update the name of the Unlimited Hedge Industry Tracker ETF to the Unlimited HFND Multi-Strategy Return Tracker ETF; and

WHEREAS, the parties desire to amend the fee schedule set forth on Amended Exhibit C to the Agreement; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

2.	Amended Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twentieth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	SVP

Date:	11/8/2022	Date:	11/10/2022

Amended Exhibit B to the Custody Agreement

Separate Series of Tidal ETF Trust

SoFi Select 500 ETF

SoFi Next 500 ETF

SoFi Social 50 ETF

SoFi Be Your Own Boss ETF

SoFi Weekly Income ETF

SoFi Weekly Dividend ETF

SoFi Web 3 ETF

SoFi Smart Energy ETF

RPAR Risk Parity ETF

UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF

ATAC Credit Rotation ETF

ATAC Equity Leverage Rotation ETF

Sound Fixed Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Income ETF

Sound Enhanced Equity Income ETF

Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF

Home Appreciation U.S. REIT ETF

Elevate Shares 2X Daily Blockchain ETF

Elevate Shares 2X Daily METV ETF

Elevate Shares 2X Daily BETZ ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Newday Sustainable Development Equity ETF

Ionic Inflation Protection ETF

Constrained Capital ESG Orphans ETF

Constrained Capital ESG Orphans Daily Inverse ETF

Aztlan Global Stock Selection DM SMID ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Noble Absolute Return ETF

God Bless America ETF

Subversive Cannabis ETF

Name of Series for Appendix C-2

Gotham Enhanced 500 ETF

Gotham 1000 Value ETF

Amended Exhibit C to the Custody Agreement- Tidal ETF Trust

Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum1 where Adviser acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund[2]		Basis Points on Trust AUM[2]
Funds 1-5	$3,000	0.40 bp
Funds 6+	$2,000

See Appendix C for Services and Associated Fees in addition to Base Fee

See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX C

Custody Services in addition to the Base Fee

Portfolio Transaction Fees1

■	$4.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown

■	$7.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

■	$8.00 – Option/SWAPS/future contract written, exercised or expired

■	$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire

■	$50.00 – Physical security transaction

■	$5.00 – Check disbursement (waived if U.S. Bancorp is Administrator)

■	$20 Manual instructions fee. (Additional Per Securities and Cash Transactions)

■	$20 Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)

■	$6.5 Per Non-USD wire.

■	$30 Per Non-FX Executed at U.S. Bank

■	$25 Monthly charge on zero valued securities (Per ISIN)

■	$20 Per Proxy Vote cast.

■	$25 Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Securities Lending and Money Market Deposit Account (MMDA)

■	Coordinated by USBFS per Board of Trustee approval – Negotiable

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

■	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

■	$600 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

■	Class Action Services – $25 filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $3,000.

■	No charge for the initial conversion free receipt.

■	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

■	Third Party lending - Additional fees will apply

APPENDIX C-1

Portfolio Transaction Fees

The following applies where Toroso Investments, LLC acts as Adviser to the Gotham ETFs (only) in the Tidal ETF Trust as listed on Exhibit A

~~$ 4.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown~~ - WAIVED

$ 7.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

$ 8.00 – Option/SWAPS/future contract written, exercised or expired

$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire

$50.00 – Physical security transaction

$ 5.00 – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

APPENDIX D

Additional Global Sub-Custodial Services Annual Fee Schedule

Global Custody Base Fee

A monthly base fee of $500 per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.

Plus: Global Custody Transaction Fees1

Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)

■	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees

(See schedule below)

Global Custody Tax Reclamation Services:

■	Global Filing: $500 per annum

■	U.S. Domestic Filing: $250 per annum (Only ADRs)

■	Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).

Miscellaneous Expenses

■	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

■	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

■	SWIFT reporting and message fees.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	18.00	$30	Hong Kong	1.75	$18	Poland	8.00	$25
Australia	1.50	$15	Hungary	18.00	$55	Portugal	3.00	$10
Austria	1.70	$12	Iceland	15.00	$48	Qatar	38.00	$115
Bahrain	42.00	$115	India	7.00	$40	Romania	30.00	$85
Bangladesh	18.00	$110	Indonesia	6.00	$52	Russia	12.00	$175
Belgium	1.00	$8	Ireland	1.00	$3	Saudi Arabia	30.00	$75
Bermuda	15.00	$55	Israel	10.00	$26	Serbia	60.00	$165
Botswana	24.00	$45	Italy	1.00	$10	Singapore	1.35	$22
Brazil	7.00	$15	Japan	1.00	$6	Slovakia	20.00	$90
Bulgaria	24.00	$68	Jordan	40.00	$125	Slovenia	20.00	$90
Canada	1.20	$6	Kenya	28.00	$42	South Africa	1.75	$12
Chile	13.00	$40	Kuwait	38.00	$110	South Korea	3.00	$12
China Connect	18.00	$20	Latvia	15.00	$65	Spain	1.00	$10
China (B Shares)	10.00	$42	Lithuania	15.00	$45	Sri Lanka	11.00	$70
Colombia	30.00	$50	Luxembourg	1.25	$20	Sweden	1.25	$10
Costa Rica	15.00	$55	Malaysia	3.00	$35	Switzerland	1.25	$12
Croatia	18.00	$55	Malta	20.00	65	Taiwan	8.00	$43
Cyprus	4.00	$20	Mauritius	28.00	$90	Tanzania	45.00	$150
Czech Republic	12.00	$25	Mexico	2.50	$12	Thailand	3.00	$25
Denmark	1.25	$10	Morocco	28.00	$68	Tunisia	38.00	$42
Egypt	18.00	$50	Namibia	30.00	$45	Turkey	9.00	$12
Estonia	6.00	$25	Netherlands	1.25	$8	UAE	35.00	$105
Eswatini	28.00	$55	New Zealand	1.50	$22	Uganda	40.00	$90
Euroclear (Eurobonds)	1.00	$10	Nigeria	28.00	$38	Ukraine	30.00	$50
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	1.25	$10	United Kingdom	1.00	$3
Finland	1.50	$10	Oman	42.00	$100	Uruguay	45.00	$55
France	1.00	$8	Pakistan	24.00	$75	Vietnam	20.00	$80
Germany	1.00	$8	Panama	65.00	$98	West African Economic Monetary Union (WAEMU)*	38.00	$130
Ghana	25.00	$40	Peru	30.00	$60	Zambia	28.00	$45
Greece	4.00	$20	Philippines	3.50	$38	Zimbabwe	28.00	$45

*Transaction Fee includes Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network